UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported):
November 28, 2012
 KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation)	001-12675 (Kilroy Realty Corporation)	95-4598246 (Kilroy Realty Corporation)
Delaware (Kilroy Realty, L.P.)	000-54005 (Kilroy Realty, L.P.)	95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064
(Address of principal executive offices)                 (Zip Code)
Registrant's telephone number, including area code: (310) 481-8400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 28, 2012, Kilroy Realty, L.P. (the “Company”) amended and restated its $500 million unsecured revolving credit facility (the “Credit Facility”) with J.P. Morgan Securities LLC (“J.P. Morgan”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as Joint Lead Arrangers and Joint Bookrunners, and other lending institutions that are parties to the amended and restated Credit Facility (collectively, with J.P. Morgan and Merrill Lynch, the “Banks”), and JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., as syndication agent, for the Banks.

The amendment and restatement amends the Credit Facility by, among other things, extending the maturity date to April 3, 2017 and reducing both the interest rate spread and the facility fee. As amended and restated, the Credit Facility bears interest at LIBOR plus 1.45% and includes a 30.0 basis point facility fee based on the Company's current credit ratings.

The information set forth above with respect to the amended and restated Credit Facility does not purport to be complete in scope and is qualified in its entirety by the full text of the amended and restated Credit Facility, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1* Press Release dated November 28, 2012

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President, Chief Accounting Officer and Controller

Date:  December 4, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY, L.P.

By:	KILROY REALTY CORPORATION,
Its general partner

By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President, Chief Accounting Officer and Controller

Date:  December 4, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release dated November 28, 2012

* Filed herewith